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                                                                    Exhibit 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 used to register 1,725,000 common shares of our reports dated February 2, 1996, included in and incorporated by reference in Heartland Express, Inc.'s Form 10-K for the year ended December 31, 1995, and to all references to our Firm included in this Registration Statement.


                                                        /s/ Arthur Andersen LLP
                                                        -----------------------
                                                        ARTHUR ANDERSEN LLP



     Kansas City, Missouri
      September 26, 1996